As filed with the Securities and Exchange Commission on May 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RARE EARTHS AMERICAS, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	39-4918133 (I.R.S. Employer Identification Number)

101 W. Main Street

Manchester, GA 31816

(706) 846-5063

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Donald Swartz

Chief Executive Officer and President

Rare Earths Americas, Inc.

101 W. Main Street

Manchester, GA 31816

(706) 846-5063

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Era Anagnosti Andrew Ledbetter DLA Piper LLP (US) 500 Eighth Street, NW Washington, D.C. 20004 (202) 799-4000	James Guttman Dorsey & Whitney LLP TD Bank Tower 66 Wellington Street W, Suite 3400 Toronto, ON M5K 1E6 (416) 367-7370

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☒ (File No. 333-295032)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Rare Earths Americas, Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-295032) (the “Prior Registration Statement”), which was originally filed with the SEC on April 13, 2026 and declared effective on May 5, 2026.

The Registrant is filing this registration statement for the sole purpose of registering the sale of an additional $15,333,300.40 of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant, which includes $1,999,981.00 of shares of Common Stock that may be sold as part of the underwriters’ option to purchase additional shares of Common Stock. The additional shares of Common Stock that are being registered for sale are in an amount and at a price calculated in accordance with SEC guidance set forth in the Corporation Finance Interpretation 627.01 of the Securities Act Rules, at a 20% of the high end of the price range set forth in the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of PGBR Auditores e Consultores, Independent Registered Public Accounting Firm.

23.2	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-295032), originally filed with the Securities and Exchange Commission on April 13, 2026 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Manchester, State of Georgia, on May 6, 2026.

RARE EARTHS AMERICAS, INC.

By	/s/ Donald Swartz
Donald Swartz
Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald Swartz	Chief Executive Officer, President and Director	May 6, 2026
Donald Swartz	(Principal Executive Officer)

/s/ Cheryl Kerr	Chief Accounting Officer (Principal Financial	May 6, 2026
Cheryl Kerr	Officer and Principal Accounting Officer)

*	Director	May 6, 2026
Dan Shribman

*	Director	May 6, 2026
Ivy Estabrooke

*	Director	May 6, 2026
Reta Jo Lewis

*	Director	May 6, 2026
Keith Phillips

*	Director	May 6, 2026
Hugo Schumann

*By:	/s/ Donald Swartz
Donald Swartz
Attorney-in-Fact